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                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                              SJNB FINANCIAL CORP.


The undersigned certify that:

         1. They are the President and the Secretary, respectively of SJNB Financial Corp., a California corporation.

         2. The Articles of Incorporation, as amended, of this Corporation are restated to read in full as set forth in Exhibit A attached hereto and incorporated herein by this reference.

         3. The foregoing restatement of Articles of Incorporation has been duly approved by the Board of Directors.

         4. The foregoing restatement of Articles of Incorporation may be adopted with the approval of the Board of Directors alone, without the approval of the outstanding shares, pursuant to Section 910 of the California Corporations Code since it does not itself alter or amend the articles in any respect.

         5. Article Six of the foregoing restatement of Articles of Incorporation was subject to Section 710 of the California Corporations Code when it was adopted and filed in 1989 and has not been renewed since its initial adoption. This restatement of Articles of Incorporation does not constitute a re-adoption of Article Six because this restatement has not been approved by the shareholders of this Corporation.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated:  November 5, 1998


                                                     /S/ J. Kenny
                                                     ---------------------------
                                                     James R. Kenny, President


                                                     /S/ M. Castro
                                                     ---------------------------
                                                     Madaline Castro, Assistant
                                                     Corporate Secretary



                                  EXHIBIT (3) a

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                              SJNB FINANCIAL CORP.


ONE:              NAME
                  ----

                  The name of this corporation is:

                  SJNB Financial Corp.

TWO:              PURPOSES
                  --------

                  The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

THREE:            TOTAL NUMBER OF SHARES AUTHORIZED
                  ---------------------------------

                  This corporation is authorized to issue one class of stock designated "Common Stock." The number of shares of Common Stock is twenty million (20,000,000).

FOUR:             LIMITATION ON LIABILITY OF DIRECTORS
                  ------------------------------------

                  The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.



FIVE:             INDEMNIFICATION OF AGENTS
                  -------------------------

                  The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) through bylaw provisions, agreements with the agents, vote of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by
Section 317 of the Corporations Code, subject only to the applicable limits on such excess indemnification set forth in Section 204 of the Corporations Code with respect to breach of duty to the corporation and its shareholders.

SIX:              REQUIREMENT OF SHAREHOLDERS' VOTE ON REORGANIZATIONS
                  ----------------------------------------------------

                  In all cases in which Section 1201 of the California General Corporation Law requires the approval by the outstanding shares of this corporation  of the principal  terms of a  reorganization,  such approval  shall require the affirmative vote or written consent of the holders of two-thirds (2/3) of the outstanding shares entitled to vote, if such reorganization is not approved 80% or more of the authorized number of directors. If such reorganization is approved by 80% or more of the authorized number of directors, such approval shall require the affirmative vote or written consent of the holders of a majority of the outstanding shares entitled to vote.

SEVEN:

                  a. No holder of any class of stock of the corporation shall be entitled to cumulate votes in connection with any election of directors of the corporation.

                  b. Any action required to be taken at any annual or special meeting of shareholders of this corporation, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, provided that the board of directors of this corporation, by resolution, shall have previously approved any such action.